UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2013

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Dominion Resources (NYSE: D) affirms its operating earnings guidance for the third quarter of 2013 at $0.85 to $0.95 per share.  The company also affirms its operating earnings guidance for the full year 2013 of $3.20 to $3.50 per share.

Company management will be conducting meetings with investors and analysts at the Wolfe Research Conference on Tuesday, September 24 and at the Bank of America/Merrill Lynch Conference on Wednesday, September 25 in New York City.

The company uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its third-quarter and full-year 2013 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

The information set forth in this Current Report on Form 8-K includes certain “forward-looking information”. Examples include information as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning the financial matters discussed in this Report.  Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control or estimate precisely, such as the risks associated with the operation of our facilities, including unplanned outages, estimates of future market conditions, the ability to complete planned construction or expansion projects at all or within the terms and timeframes, risks of operating businesses in regulated industries that are subject to changing regulatory structures, and adverse outcomes in litigation and regulatory matters.  We have identified and will in the future identify a number of these generally applicable factors in our Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

The information in Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Senior Vice President – Administrative Services, Chief Compliance Officer and Corporate Secretary

Date:  September 23, 2013